UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

CORINDUS VASCULAR ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37406 (Commission File Number)	30-0687898 (IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, Massachusetts (Address of principal executive offices)	02452 (Zip Code)

(508) 653-3335

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Following his notification that he would not be nominated for re-election at the 2018 annual meeting of stockholders of Corindus Vascular Robotics, Inc. (the “Company”), John K. Bakewell notified the Company on March 5, 2018 that he would voluntarily resign from the Company’s board of directors (“Board”) and as chair of the audit committee of the Board. His resignation notice was effective on March 5, 2018.

There were no disagreements between Mr. Bakewell and the Company or any officer or director of the Company which led to the resignation. The Board named Jeffrey G. Gold, a current member of the Board and the audit committee, as Interim Chair of the audit committee. The Board also appointed Louis A. Cannon, M.D., a current member of the Board, to the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINDUS VASCULAR ROBOTICS, INC.

Date: March 8, 2018	/s/ David W. Long
David W. Long
Chief Financial Officer